                                                                     Exhibit 19

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                       IMC HOME EQUITY LOAN OWNER TRUST
                      HOME EQUITY LOAN ASSET-BACKED NOTES
                                 SERIES 1998-6
===============================================================================



 DISTRIBUTION:                     20-Oct-98                          PAGE # 1




----------------------------------------------------------------------------------------------------------------------------------
   ORIGINAL         BEGINNING                                                               ENDING         OVER-           ENDING
     NOTE              NOTE         PRINCIPAL         INTEREST             TOTAL             NOTE    COLLATERALIZATION      LOAN
   BALANCE           BALANCE      DISTRIBUTION      DISTRIBUTION        DISTRIBUTION       BALANCE        AMOUNT          BALANCE
-----------------------------------------------------------------------------------------------------------------------------------

700,000,000.00   700,000,000.00   4,574,379.65     3,593,333.33        8,167,712.98   695,425,620.35  1,954,292.59    697,379,912.94


==================================================================================================================================






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


FACTOR INFORMATION PER $1,000                                                      NOTE RATES
======================================================================             ===============================================
       PRINCIPAL                INTEREST             ENDING NOTE                           INIT NOTE               CURR NOTE
      DISTRIBUTION            DISTRIBUTION             BALANCE                                RATE                   RATE
----------------------------------------------------------------------             -----------------------------------------------

      6.53482807             5.13333333            993.46517193                            6.16000%               6.16000%
======================================================================             ===============================================














================================================================================





          IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT,
                 PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:






                                THOMAS ROLLAUER
                        THE CHASE MANHATTAN BANK - ASPG
                        450 WEST 33RD STREET, 15TH FLOOR
                            NEW YORK, NEW YORK 10001
                                 (212) 946-3881











(C) COPYRIGHT 1996, THE CHASE MANHATTAN BANK

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
--------------------------------------------------------------------------------
                        IMC HOME EQUITY LOAN OWNER TRUST
                      HOME EQUITY LOAN ASSET-BACKED NOTES
                                 SERIES 1998-6
================================================================================



DISTRIBUTION:          20-Oct-98                                       PAGE # 2





SECTION 3.08 (1)      BEGINNING NOTE ACCOUNT BALANCE                                                    0.00


SECTION 3.08 (2)      MONTHLY PAYMENT AMOUNT                                                    8,167,712.98


SECTION 3.08 (3)      OVERCOLLATERALIZATION INCREASE AMOUNT                                     1,954,210.68


SECTION 3.08 (4)      INSURED PAYMENT                                                                   0.00


SECTION 3.08 (7)      REALIZED LOSSES                                                                   0.00


SECTION 3.08 (8)      OVERCOLLATERALIZATION REDUCTION AMOUNT                                            0.00



                                                                                                                       PER $1000
                                                                                                                       ---------
SECTION 3.09 (a)(i)   NOTE DISTRIBUTION                                                         8,167,712.98               11.67


SECTION 3.09 (a)(ii)  PRINCIPAL DISTRIBUTION
                                            INSTALLMENT PRINCIPAL COLLECTED                       361,663.67                0.52
                                            PRINCIPAL PREPAYMENTS                               2,258,505.30                3.23
                                            OVERCOLLATERALIZATION INCREASE AMOUNT               1,954,210.68                2.79
                                            RECOVERIES FROM PRIOR PERIODS                               0.00                0.00
                                            OTHER                                                       0.00                0.00



SECTION 3.09 (a)(iv)  CARRYFORWARD AMOUNT                                                               0.00


SECTION 3.09 (a)(v)   INSURED PAYMENT                                                                   0.00


SECTION 3.09 (a)(vi)  ENDING AGGREGATE LOAN BALANCE                                           697,379,912.94
                      ENDING NUMBER OF LOANS OUTSTANDING                                              11,713


SECTION 3.09 (a)(vii) OVERCOLLATERALIZATION AMOUNT                                              1,954,292.59
                      OVERCOLLATERALIZATION DEFICIT                                                     0.00


SECTION 3.09 (a)(ix)  SUBSTITUTION AMOUNTS INCLUDED IN DISTRIBUTION                                     0.00
                      LOAN PURCHASE PRICE AMTS INCLUDED IN DISTRIBUTION                                 0.00


SECTION 3.09 (a)(x)   WEIGHTED AVERAGE COUPON OF THE HOME EQUITY LOANS                              10.7545%




SECTION 3.09 (a)(xiii)THREE LARGEST MORTGAGE LOAN BALANCE OUTSTANDING                             337,273.04
                                                                                                  336,941.61
                                                                                                  319,278.75







(C) COPYRIGHT 1996, THE CHASE MANHATTAN BANK

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
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                        IMC HOME EQUITY LOAN OWNER TRUST
                      HOME EQUITY LOAN ASSET-BACKED NOTES
                                 SERIES 1998-6
==============================================================================


DISTRIBUTION:                      20-Oct-98                           PAGE # 3



SECTION 3.09 (b)(i)    NUMBER AND AGGREGATE PRINCIPAL BALANCES OF DELINQUENT MORTGAGE LOANS:*


                       -----------------------------------------------------------------------------------------

                              CATEGORY                COUNT            AGG. PRIN. BAL.     PERCENTAGE
                       -----------------------------------------------------------------------------------------
                             30-59 DAYS               359              20,175,762.25          2.89%
                             60-89 DAYS                63               4,242,317.68          0.61%
                              90 + DAYS                 5                 230,215.33          0.03%
                       -----------------------------------------------------------------------------------------

                       *The number and aggregate principal balances of delinquent mortgage loans includes loans in foreclosure and bankruptcy



SECTION 3.09 (b)(ii)   NUMBER OF LOANS IN FORECLOSURE                                                                    0

                       AGGREGATE PRINCIPAL BALANCE OF LOANS IN FORCLOSURE                                             0.00



                       NUMBER OF LOANS IN FORECLOSURE THAT WERE COMMENCED
                       IN THE PRIOR MONTH                                                                                0

                       AGGREGATE PRINCIPAL BALANCE OF LOANS IN FORECLOSURE
                       THAT WERE COMMENCED IN THE PRIOR MONTH                                                         0.00




SECTION 3.09 (b)(iii)  NUMBER OF LOANS IN BANKRUPTCY                                                                    11

                       AGGREGATE PRINCIPAL BALANCE OF LOANS IN BANKRUPTCY                                       643,038.45



SECTION 3.09 (b)(iii)  NUMBER OF LOANS THAT ARE "BALLOON" LOANS                                                       3058

                       AGG PRIN BALANCE OF LOANS THAT ARE "BALLOON LOANS"                                   208,431,414.84




SECTION 3.09 (b)(iv)   NUMBER OF REO PROPERTIES                                                                          1

                       AGGREGATE PRINCIPAL BALANCE OF REO PROPERTIES                                             23,971.20




SECTION 3.09 (b)(v)    BOOK VALUE OF REO PROPERTY                                                                21,574.08




SECTION 3.09 (b)(vi)   CUMULATIVE LOSS PERCENTAGE                                                              0.00000000%

                       CUMULATIVE REALIZED LOSSES                                                                     0.00

                       ANNUAL LOSS PERCENTAGE (ROLLING 12 MONTH)                                               0.00000000%






SECTION 3.09 (b)(vii)  60+ DELINQUENCY PERCENTAGE (ROLLING SIX MONTH)                                          0.64477111%
                       60+ DELINQUENT LOANS                                                                   4,496,504.21




(C) COPYRIGHT 1996, THE CHASE MANHATTAN BANK

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